Exhibit 10(f)(vi)

AMENDMENT NUMBER FIVE
TO THE
HARRIS CORPORATION RETIREMENT PLAN
          WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective July 1, 2007 (the “Plan”);
          WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
          WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
          WHEREAS, the Employee Benefits Committee desires to amend the Plan (i) to clarify the provision thereof excluding leased employees from participation in the Plan and (ii) to provide that upon a participant’s divorce, the designation of the participant’s former spouse as beneficiary under the Plan automatically is revoked; and
          WHEREAS, the Employee Benefits Committee has determined that the above-described amendments are non-material.
          NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of March 5, 2009, as follows:
          1. The “Eligible Employee” definition within Article 2 of the Plan hereby is amended to delete from the last sentence thereof the phrase “within the meaning of section 414(n)(2) of the Code”.
          2. Section 9.7(a) hereby is amended to add at the end thereof the following new sentence:
The divorce of a Participant shall be deemed to revoke any prior designation of the Participant’s former spouse as a Beneficiary if written evidence of such divorce shall be received by the Administrative Committee before distribution of the Participant’s Account has been made in accordance with such designation.

          APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 5th day of March, 2009.

/s/ John D. Gronda
John D. Gronda, Secretary

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